Exhibit 21.1

LIST OF TRONOX LIMITED SUBSIDIARIES

Subsidiary	Jurisdiction of Incorporation or Organization

U.S. Subsidiaries:

Tronox Finance LLC	Delaware

Tronox Incorporated	Delaware

Tronox LLC	Delaware

Tronox Pigments LLC	Delaware

Tronox US Holdings Inc.	Delaware

non-U.S. Subsidiaries:

Pigment Holdings Pty Ltd	Australia

Senbar Holdings Pty Ltd	Australia

Synthetic Rutile Holdings Pty Ltd	Australia

Ti02 Corporation Pty Ltd	Australia

Ticor Finance (A.C.T.) Pty Ltd	Australia

Ticor Resources Pty Ltd.	Australia

Tific Pty Ltd	Australia

Tronox Australia Holdings Pty Limited	Australia

Tronox Australia Pigments Holdings Pty Limited	Australia

Tronox Australia Sands Pty Ltd	Australia

Tronox Global Holdings Pty Limited	Australia

Tronox (Luxembourg) Holding S.a r.l.	Luxembourg

Tronox Holdings Cooperatief U.A.	Netherlands, The

Tronox Holdings Europe C.V.	Netherlands, The

Tronox Holdings (Australia) Pty Ltd.	Australia

Tronox International Finance LLP	United Kingdom

Tronox Investments (Australia) Pty Ltd	Australia

Tronox Luxembourg S.a r.l.	Luxembourg

Tronox Management Pty Ltd.	Australia

Tronox Mineral Sales Pty Ltd	Australia

Tronox Mineral Sands (Pty) Ltd	South Africa

Tronox Pigments Australia Holdings Pty Limited	Australia

Tronox Pigments Australia Pty Limited	Australia

Tronox Pigments (Holland) B.V.	Netherlands, The

Tronox Pigments (Netherlands) B.V.	Netherlands, The

Tronox Pigments Ltd.	Bahama Islands

Tronox Pigments (Singapore) Pte. Ltd.	Singapore

Tronox Pigments Western Australia Pty Limited	Australia

Tronox Sands Holdings Pty Limited	Australia

Tronox Sands Investment Funding Limited	United Kingdom

Tronox Sands LLP	United Kingdom

Tronox U.K. Finance LLP	United Kingdom

Tronox Western Australia Pty Ltd	Western Australia

Tronox Worldwide Pty Limited	Australia

Yalgoo Minerals Pty Ltd.	Australia

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